Exhibit 10.13.4

Amendment No. 1 to the [*****] SOW

Between Apple and Audience

This Amendment No. 1 (the “Amendment”) entered into by:

Apple Inc. (“Apple”) and

Audience, Inc. (“Audience”)

is effective as of:

December 22, 2010 (the “Effective Date”)

and amends:

the [*****] SOW, dated December 19, 2008 (the “SOW”), under the Master Development and Supply Agreement ([*****]), dated August 6, 2008 (collectively, the “Agreement”)

Capitalized terms not otherwise defined herein have the same definitions as in the Agreement.

Apple and Audience agree to amend the SOW as follows:

1.	Royalty. Section 6.2 “Royalty” in the SOW is replaced in its entirety by the following:

The license grant set forth in Section 2.1 and Section 2.2 shall be subject to payment by Licensee of a royalty for each Licensee Product that (1) is [*****]; (2) [*****]; and (3) for products other than [*****], has [*****] that uses (or can be activated by an end user to use), and [*****] that is capable of using, any implementation of any portion of the [*****]. Such royalties shall be [*****] of Licensee Products that are [*****] and shall be paid in the amounts set forth in Attachment 3 (“Royalty”). The Royalty will be payable quarterly within [*****] days after the end of each [*****] fiscal quarter,

2.	Definitions. The Definition of “Shipped” in the SOW is replaced in its entirety by the following:

“Shipped” - a Licensed Product shall be deemed “Shipped” after such Licensed Product is [*****] sold to [*****].

3.	Warranties. [*****] makes no warranties and shall have no indemnification obligations with respect to Licensee Products for which [*****] pursuant to clause (3) of the first sentence of [*****].

4.	License Grant. For avoidance of doubt, the [*****] granted in Section 2 of the SOW do not apply to Licensee Products containing [*****] of the [*****].

Except as expressly amended by this Amendment, all other terms, conditions, and provision of the Agreement, including any Prior Amendments, shall apply. In the event that any terms or conditions of this Amendment conflict with the Agreement or any Prior Amendments, this Amendment shall control with respect to the subject matter hereof.

Acknowledged and agreed by their duly authorized representatives.

[*****]

Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Page 1 of 2	Need to Know Confidential

Apple Inc.		Audience Inc.

By:	/s/ Tony J. Blevins	By:	/s/ Peter Santos

Name:	Tony J. Blevins	Name:	Peter Santos

Title:	Sr. Director, Operations	Title:	President & CEO

Date:	12/23/10	Date:	12.22.10

Page 2 of 2	Need to Know Confidential